Exhibit 99.1
CareTrust REIT Announces David Sedgwick to Succeed Greg Stapley as Chief Executive Officer

SAN CLEMENTE, Calif., December 10, 2021 (GLOBE NEWSWIRE) – The Board of Directors of CareTrust REIT, Inc. (Nasdaq:CTRE) today announced the appointment of David Sedgwick as Chief Executive Officer, to be effective as of January 1, 2022. Mr. Sedgwick will succeed founding Chairman and CEO Greg Stapley, who will continue to serve as CareTrust’s Executive Chairman during an approximately six-month transition period, following which he and his wife Deborah will commence a three-year, full-time volunteer assignment for The Church of Jesus Christ of Latter-day Saints. The Board also announced that Diana M. Laing has been appointed as Lead Independent Director.

Mr. Sedgwick, who has been with CareTrust since 2014, currently serves as CareTrust’s President and Chief Operating Officer and will retain his title as the Company’s President. Prior to CareTrust, Mr. Sedgwick held various operational and leadership roles within The Ensign Group, Inc. (Nasdaq:ENSG), CareTrust’s predecessor, from 2001 to 2014. CareTrust was first created as a real estate subsidiary of Ensign and became a standalone public company following a tax-free REIT spin-off in 2014.

Ms. Laing has been a member of CareTrust’s Board of Directors since January 2019. She serves on the Audit, Compensation and ESG Committees of the Board.

“We have long prepared for this day, and there is no better successor to fill the chief executive role than Dave,” said Mr. Stapley. “Dave is the perfect combination of healthcare operating experience, real estate and finance knowledge, and capital markets acumen, and he brings tremendous energy, insight and relationships to the role,” he stated.

Ms. Laing confirmed that Mr. Sedgwick had been the Board’s unanimous pick to succeed Mr. Stapley. “As a Board, we have watched Mr. Sedgwick’s development as a leader and strategist over the years and have developed a great respect for his industry knowledge and management style,” she said. “We have every confidence in his ability to transition smoothly and lead CareTrust into the years ahead,” she added.

Accepting the appointment, Mr. Sedgwick said, “I am deeply honored by this tremendous opportunity to lead such a talented and accomplished team, and to continue building upon CareTrust’s strong track record of growth and profitability.” Discussing his vision for CareTrust’s future, he added, “There has been no daylight between Greg, me and the rest of the leadership team when it comes to our shared vision of matching great opportunities with great operators. I remain committed to that vision, and confident in our ability to drive long-term value for stakeholders.”

The rest of CareTrust’s management team, which together has produced a total shareholder return of approximately 156% since completing the spinoff in December 2014, will continue in their current roles. Mark Lamb, CareTrust’s Chief Investment Officer, said, “I can speak for everyone at CareTrust in saying that Dave will have our full support, and is the only person we would trust to continue the tremendous success that CareTrust has achieved under Greg’s leadership.” Chief Financial Officer Bill Wagner echoed Mr. Lamb’s comments, adding, “Dave is well known and highly regarded by every relevant constituency here: investors, analysts, the Board, our peers, our operators and every member of the CareTrust team, and we couldn’t be more pleased to have him step in as Greg’s successor.”

About David M. Sedgwick

David M. Sedgwick (46) was a founding employee of CareTrust REIT and currently serves as CareTrust’s President and Chief Operating Officer. During his time at CareTrust, Mr. Sedgwick has both led and been instrumental in the Company’s performance across core areas of the Company’s day-to-day operations and strategy including new investments, asset management, tenant relations and portfolio management, investor relations, and capital markets activity. Mr. Sedgwick is a licensed nursing home administrator and served in several key leadership roles at The Ensign Group, Inc. from 2001 to 2014. During 2013, he operated Ensign’s then newly-built Medicare-only skilled nursing facility in Denver, Colorado and simultaneously supported Ensign’s skilled nursing operations in Colorado. During 2012, he served as President of Ensign’s Maryland-based urgent care franchise venture, Doctors Express. From 2007 to 2012, Mr. Sedgwick served as Ensign’s President of Facility Services & Chief Human Capital Officer, including responsibilities for overall facility support services, new acquisition integration, and Ensign University, which included Ensign’s facility CEO recruiting and training program. From 2002 to 2007, he operated three Ensign skilled nursing facilities in two states. Mr. Sedgwick holds a B.S. in Accounting from Brigham Young University and an M.B.A. from the University of Southern California.

About Diana M. Laing

Diana M. Laing has served as a member of CareTrust’s Board of Directors since January 2019. She currently serves as an independent director on the boards of Alexander & Baldwin, Inc. (NYSE: ALEX), The Macerich Company (NYSE:MAC) and Spirit Realty Capital, Inc. (NYSE:SRC). From 2014 until 2018, Ms. Laing was the Chief Financial Officer of American Homes 4 Rent (NYSE: AMH). From 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary

of Thomas Properties Group, Inc. Ms. Laing served as Chief Financial Officer of each of New Pacific Realty Corporation from 2001 to December 2003, and Firstsource Corp. from 2000 to 2001. From 1996 to 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc. From 1982 to 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She is a member of the Board of Directors of the RREEF Core Plus Industrial Fund and a member of the Board of Trustees of the Oklahoma State University Foundation. Ms. Laing received a B.S. in Accounting from Oklahoma State University.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the transition of the CEO role to Mr. Sedgwick and the Company’s future growth and ability to drive-long term value for its shareholders and operators.

Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

The Company expressly disclaims any obligation to update or revise any information in this press release, including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.

Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com